UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

DIRECTVIEW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53741	04-3053538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21218 Saint Andrews Blvd., Suite 323

Boca Raton, FL 33433

(Address of principal executive offices)

(561) 750-9777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and a Director

On December 18, 2019, Roger Ralston submitted his resignation from his positions as Chief Executive Officer and as a member of the Board of Directors (the “Board”) of DirectView Holdings, Inc. (the “Company”), effective immediately (the “CEO Resignation”). Mr. Ralston did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of Mr. Ralston’s letter of resignation is attached hereto as Exhibits 17.1 to this Current Report on Form 8-K.

Resignation of Director

On December 18, 2019, Michelle Ralston submitted her resignation from her position as member of the Company’s Board of Directors (the “Board”), effective immediately (the “Director Resignation”). Ms. Ralston did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of Ms. Ralston’s letter of resignation is attached hereto as Exhibits 17.2 to this Current Report on Form 8-K.

Appointment of Chief Executive Officer

On December 18, 2019, in connection with the CEO Resignation, the Board appointed Mr. Gerry Czarnecki as Chief Executive Officer and the sole member of the Board, effective immediately (the “CEO Appointment”). Mr. Czarnecki’s compensation will be determined at a later time.

Gerry Czarnecki is the founder and chairman of the National Leadership Institute, Inc., a non-profit providing support to leaders of non-profit and for-profit organizations. Since 1994, Mr. Czarnecki served as the Chairman and Chief Executive Officer and the principal stockholder of The Deltennium Group, Inc., which has interests in a range of principal investments, as well as a broad consulting practice that helps organizations achieve peak performance through effective leadership, focused strategy, effective organization and sound financial management. In August 2014, Mr. Czarnecki is currently a member of the boards of BKE, Inc., ECO Building Products, Inc., Nura Health, Inc., RFD, Associates, Inc. He was previously a member of the board of directors and chairman of the audit committee of Jack Cooper Holdings Corp. Mr. Czarnecki has served for seventeen years as a member of the board of directors of State Farm Insurance Company and chairman of its audit committee; member of the board of directors of State Farm Bank and State Farm Fire & Casualty; chairman of the board of directors of MAM Software Group, Inc.; and member of the board of directors of JA Worldwide, Inc. and chairman of the compensation committee. Prior to forming The Deltennium Group, Mr. Czarnecki was President of UNC Incorporated, a diversified aerospace and aviation company engaged in manufacturing, after-market services and military outsourcing services, the Senior Vice President of Human Resources and Administration of IBM Corporation, and held a number of executive positions in the retail banking and consumer financial services industry. Mr. Czarnecki holds a BS in Economics from Temple University, an MA in Economics from Michigan State University, a Doctor of Humane Letters from National University and is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Czarnecki and any other persons pursuant to which Mr. Czarnecki was selected as an officer and director. There are no family relationships between Mr. Czarnecki and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Czarnecki had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

The above description of the Letters of Resignation does not purport to be complete and is qualified in its entirety by the full text of such documents, filed herewith as Exhibits 17.1 and 17.2, respectively.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

17.1*	Letter of Resignation from Roger Ralston
17.2*	Letter of Resignation from Michelle Ralston

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRECTVIEW HOLDINGS, INC.

Date: December 26, 2019	/s/ Gerry Czarnecki
	Name:	Gerry Czarnecki
	Title:	Chief Executive Officer